                                                                  EXHIBIT 10.25

                       FIRST USA MERCHANT SERVICES, INC.
                         MERCHANT CREDIT CARD AGREEMENT

        THIS MERCHANT CREDIT CARD AGREEMENT (this "Agreement") is entered into by and between FIRST USA MERCHANT SERVICES, INC., a Nevada corporation ("Company"), and FIRST VIRTUAL HOLDINGS INCORPORATED, a Wyoming corporation ("Merchant"). Under the terms of this Agreement, Merchant will honor certain valid credit cards ("Cards") when presented as payment for goods or services, and Company will provide certain credit card processing services to Merchant.

                                       1.
                           MERCHANT SALES AND LEASES

        A. HONORING CARDS. Merchant will honor without discrimination valid Cards properly tendered for use in accordance with this Agreement and the bylaws, rules and regulations, as they exist from time to time, of VISA, MasterCard and other applicable credit card associations (the "Rules") and any instructions regarding credit card processing procedures prepared by Company, VISA, MasterCard, or other applicable credit card associations, together with any amendments thereto (the "Operating Procedures"). Both parties acknowledge that they believe the transactions contemplated hereunder will be in compliance with the Rules. Company will use its reasonable efforts to assist Merchant in maintaining compliance with the Rules.

        B. AUTHORIZATIONS. Merchant agrees as follows: (i) Merchant shall obtain authorization for all Card transactions, by contacting the approval center designated by Company; (ii) no Sales Data (as defined below) deposited with Company shall be effective unless a proper approval code or authorization number is clearly marked thereon; and (iii) Sales Data shall be deposited with Company on or before the business day immediately following the day that such Sales Data is originated, unless Company's depository facilities are closed on such day, in which event such Sales Data shall be deposited by 10:00 a.m. on Company's next business day.

        C. EXCLUSIVITY. Merchant agrees that throughout the term of this Agreement it will not use the services of any bank, corporation, entity or person other than Company (i) for presentation of Sales Data (as defined below) or other Card items into the interbank clearing systems operated by MasterCard, Visa and other credit card associations for which Company provides processing services, or (ii) for obtaining Card transaction authorizations. This provision does not prohibit Merchant, during the term hereof, from entering into agreements with other entities for comparable or competitive services which may be utilized effective upon the expiration or termination of this Agreement.

                                       2.
                                   SALES DATA

        A. SALES DATA. Merchant shall evidence all sales and leases made through the use of Electronic Data Capture ("EDC") services involving the honoring of Cards (all such resulting sales data or electronic records being collectively referred to herein as "Sales Data").

        B. ACCOUNT. Merchant shall maintain an account (the "Account") at a bank designated by Merchant. Merchant may not close the Account without providing Company at least five days' prior written notice of such closure and substitution of another account. Merchant will be solely liable for all fees and costs associated with the Account and for all overdrafts. Company may at any time initiate credit and debit entries to correct errors or make appropriate adjustments to the Account via ACH or otherwise, in accordance with the terms of this Agreement. Notwithstanding the above, the Company acknowledges that Merchant has entered into an agreement executed on or about the date hereof with Electronic Data Systems Corporation (the "EDS Agreement") and that the services contemplated by such agreement are outside the scope of this exclusivity clause.

        C. SETTLEMENT. Merchant's electronic transmission of Sales Data shall be made pursuant to formats, rules and procedures established by Company for EDC services. Merchant will be solely responsible for all communication expenses required to accomplish the transmission of Sales Data, provided, however, that so long as

Merchant is using EDS, then there should be no communication expenses. Upon receipt by Company of Sales Data in accordance with the formats, rules and procedures of Company and the terms of this Agreement, Company will process the Sales Data in the applicable interbank clearing systems. All credits for Sales Data shall be held by the Company for ninety (90) days after Company's receipt thereof. The Company shall pay interest based on interest then paid on 90-day U.S. Treasury bills each month on the weighted average amount of Net Settlement (as defined below) held by Company each month starting promptly with the first month of processing hereunder. After ninety (90) days after the Company's initial receipt of credit for Sales Data, Company will credit the Account via ACH with an amount (the "Net Settlement") equal to credits which have been held by the Company for over ninety (90) days, less all fees, charges and discounts set forth in Schedule A attached hereto, as well as adjustments and chargebacks, equipment charges (installation or purchase), Cardholder credits, and any fees, charges, fines, assessments, penalties, or other liabilities that may be imposed from time to time by applicable credit card associations. All such amounts shall be due and payable at the time the related services are rendered to Merchant or the related chargebacks or other adjustments accrue, and Company shall decrease credits or, alternatively, debit the Account for such amounts at such time. Company is authorized to make debits to the Account without respect to the source of any funds to the Account. After six months from the date Company first begins receiving credit for Sales Data and every six (6) months thereafter, Company agrees to reconsider in good faith reducing the Net Settlement amount and holding time thereof as described above or as otherwise agreed.

        D. DELINQUENCY. Merchant shall be responsible to Company for any and all overdrafts that may result from the debiting of the Account by Company. To the extent Company has not received sufficient credits from Sales Data or the Net Settlement amount held by Company or the Account does not have a sufficient balance to pay amounts due, then Company shall have the right to pursue one or more of the following: (i) demand and receive immediate payment from Merchant for such amounts, (ii) terminate this Agreement, (iii) retain any credits received relative to Sales Data, and (iv) pursue any remedies Company may have at law or in equity. Company shall have the right to receive and setoff against all amounts paid by Card issuing banks in respect of Sales Data submitted by Merchant, in satisfaction of Merchant's obligations hereunder.

        At any time and from time to time, Company may notify Merchant of the aggregate amount of debits or Merchant obligations that Company reasonably anticipates (based on historical chargeback rates) pursuant to this Agreement and withhold from credits to Merchant funds equal to such amount.

        E. ALL SALES DATA TO BE ORIGINATED BY MERCHANT. ALL SALES DATA DELIVERED TO COMPANY BY MERCHANT FOR PROCESSING AND CREDIT SHALL HAVE BEEN ORIGINATED BY MERCHANT IN A BONA FIDE TRANSACTION IN WHICH MERCHANT HAS PROVIDED SERVICES FACILITATING THE PURCHASE OF INFORMATION, GOODS OR SERVICES FROM THIRD PARTIES OR ITS OWN BEHALF BY CUSTOMERS PRESENTING THEIR CARDS FOR USE IN PAYMENT THEREFOR. MERCHANT SHALL NOT DELIVER OR SEEK TO OBTAIN CREDIT FOR ANY SALES DATA THAT WERE ORIGINATED, DRAWN OR CREATED BY ANY PERSON OR ENTITY OTHER THAN FOR THE SERVICES PROVIDED BY MERCHANT OR THE INFORMATION, GOODS OR SERVICES PURCHASED, AS DESCRIBED ABOVE.

        F. CHARGEBACKS. If any Sales Data for which Company has arranged for credit to the Account (i) fails in any manner to comply with the applicable terms and conditions of this Agreement or with the Rules, or (ii) any such Sales Data is the subject of a chargeback to Company by the bank or other financial institution issuing the Card on which the Sales Data is drawn, or
(iii) there is any dispute, claim, counterclaim, defense or setoff asserted by a Cardholder against Merchant respecting any goods or services purchased or leased by use of a Card, whether or not said assertion is valid, Company may deduct from credits to Merchant or debit the Net Settlement amount held by Company or the Account in an amount equal to 100% of the amount previously credited for the subject Sales Data. As an alternative after Merchant has received the settlement amount, Company may demand (in writing) that Merchant pay to Company 100% of the amount that was previously credited for the subject Sales Data, and Merchant shall make such payment within one (1) business day.

        After merchant has received notice from Company of a chargeback, and has deposited funds with Company in the amount previously credited for the subject Sales Data, Merchant may resubmit such Sales Data to

Company for a second presentation into the appropriate interbank clearing system, provided that such resubmission is in compliance with the Rules.

        If in any one month, (1) the number of Merchant's chargebacks over exceeds 1% of Merchant's aggregate number of monthly credit card transactions processed hereunder or (2) the amount of Merchant's chargebacks ever exceeds 3% of the aggregate amount of monthly credit card sales represented by aggregate Sales Data, then Company may take one or more of the following actions: (1) withhold from settlements to Merchant an amount reasonably determined by Company to be sufficient to cover anticipated chargebacks, (2) terminate this Agreement, or (3) request and receive from Merchant a deposit to be maintained in an amount reasonably determined by Company to be sufficient to cover anticipated chargebacks. The above percentages are subject to change in accordance with the Rules.

        G. ENDORSEMENT OF SALES DATA. Merchant's delivery of any Sales Data to Company shall be deemed an endorsement thereof by Merchant to Company, and Company is hereby authorized to place Merchant's endorsement thereon at any time, in order to obtain credit therefor.

        H. REPRESENTATIONS AND WARRANTIES. Merchant represents that all of the disclosures in its application to Company are true, accurate and complete and do not omit any information necessary to make such disclosures not misleading to Company. As to all Sales Data delivered to Company, and as to each transaction evidenced thereby, Merchant represents and warrants to Company that
(i) the Sales Data represents a bona fide sale as described in paragraph E above, originated by merchant in compliance with this Agreement and the Rules,
(ii) all Sales Data are free from any alteration not authorized by the Cardholder, (iii) the transaction is in compliance with all applicable laws, ordinances, and regulations and all rules imposed by Internet, (iv) the indebtedness represented by the Sales Data has not been pledged as collateral for payment of any indebtedness or obligation of Merchant, and (v) Merchant has no knowledge or notice of information that would lead it to believe that the enforceability or collectibility of the subject Sales Data is in any manner impaired.

        I. INDEMNITY. Merchant agrees to and hereby does indemnify and hold Company, its affiliates, MasterCard and Visa and other applicable credit card associations, harmless from and against any and all losses, liabilities, claims by Cardholders or other third parties, and damages of any and every kind (including without limitation reasonable attorneys' fees) to which such parties may be subjected arising out of or attributed, directly or indirectly, to: (i) any non-compliance by Merchant with this Agreement, the Rules or with the rules imposed by Internet; (ii) any return of goods, price adjustment or other dispute with or claim by a Cardholder (whether or not such Cardholder's claims or demand is valid), or any credit memorandum, or any Sales Data submitted to Company differing from the original; (iii) any chargeback that arises from the transactions that are subject to this Agreement; and (iv) any services properly provided by MasterCard, VISA or any other applicable credit card association in accordance with this Agreement and the Rules.

        J. DISCLAIMER; LIMITED LIABILITY. COMPANY HEREBY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE SERVICES AND PRODUCTS PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Company will, at its own expense, correct any data in which (and to the extent that) errors have been caused by Company's personnel, or by malfunctions of software of machines controlled by Company. However, the expense to Company of correcting such data shall constitute Company's only responsibility in connection with such errors or in connection with any other performance or nonperformance by Company under this Agreement. Under no circumstances shall the financial responsibility of Company for any failure of performance by Company under this Agreement exceed the fees or charges paid to Company for the transaction or activity that is or was the subject of the alleged failure of performance. In no event shall Company, its employees or affiliates, be liable for special, incidental or consequential damages or claims by Merchant or any third party relative to the transactions hereunder. If Company does not perform its obligations in any material manner in accordance with this Agreement, Merchant in its sole discretion shall have the right to terminate this Agreement without liability or cost provided that Merchant has given Company at least 60 days prior written notice of Company's nonperformance and Company has not cured such nonperformance during such time period.

                                       3.
                          FEES, CHARGES AND DISCOUNTS

        A. PRICING. Merchant shall pay Company for the services set forth in Schedule A attached hereto in accordance with the pricing schedule set forth therein. See also Exhibit B.

        B. PRICE CHANGES. Company may change its fees, charges and discounts from time to time resulting from increases in the fees and charges imposed by any credit card association or third party vendors other than EDS (which are providing a service that is an integral component of the services provided by Company hereunder) by giving notice of the change to Merchant. All such increases or decreases shall be passed through on a pro-rata basis. Any price change imposed by Company that is caused by changes in the published fees of any credit card association shall be applicable to Merchant as of the effective date established by any credit card association. As to any price change not thus caused by credit card association increases, Company shall provide Merchant with at least thirty (30) days' notice of the effective date of the price change and Merchant shall have the right to accept such increases or both Merchant and Company agree that this Agreement shall terminate.


                                       4.
                            MISCELLANEOUS PROVISIONS

        A. RULES AND PROCEDURES. Merchant agrees to observe and comply with all Rules and Operating Procedures, as may be in effect from time to time, and with such other reasonable procedures as Company may from time to time prescribe for sales, Sales Data, credit memoranda or deposits, and for the services to be performed under this Agreement. Company may reasonably modify and supplement the Operating Procedures at its discretion. Company may terminate this Agreement upon at least thirty (30) days' prior written notice to Merchant if Merchant fails to fully comply with this Agreement, the Rules or the Operating Procedures.

        B. RECORDS. Merchant shall store all original data evidencing Sales Data for at least six (6) months from the date of the transaction, and shall retain computer data or a microfilm or microfiche copy of all such data for at least three (3) years from the date of the transaction. Merchant shall not charge any fee for the creation or storage of such copies. If Company receives any request for retrieval of data, Company shall promptly transmit such request to Merchant, and Merchant shall promptly provide to Company (or to the Card issuing financial institution if Company so directs) a copy of the requested data, all in compliance with the applicable Rules. In addition to the indemnity set forth herein, Merchant agrees to and hereby does indemnify and hold Company harmless from and against any and all losses, liabilities and chargebacks arising out of Merchant's failure to comply with a request for retrieval of data.

        C. NO DISCLOSURE OF CARDHOLDER INFORMATION. Other than in connection with the EDS Agreement or other comparable service provider, Merchant shall not sell, provide, exchange, or otherwise disclose to third parties (other than to Merchant's agents and contractors for the purpose of assisting Merchant in completing a transaction, or to the applicable credit card association, or as specifically required by law) any Cardholder's account number information or any other financial information about the Cardholder's account, without obtaining the prior written consent of the Cardholder on a document other than the Sales Data. These prohibitions shall be applicable to any and all forms, documents and media in which such account numbers or other information may be set forth or stored (including as examples, but without limitation, Sales Data, carbon copies and photocopies), and Merchant shall utilize storage and disposal procedures that will prevent any improper disclosure of such account numbers and other information.

        D. INFORMATION ABOUT MERCHANT'S BUSINESS. Merchant agrees to furnish to Company upon five (5) days' notice such financial statements and information concerning Merchant or its parent or subsidiary entities as Company may from time to time request. Without prior notice given to Merchant (but during Merchant's normal business hours), Company or its duly authorized representatives may examine that part of the books and records (wherever located) of Merchant that pertain to Merchant's sales and/or leases made by honoring Cards or to

Merchant's practices regarding Card related sales and leases, including without limitation Merchant's books and records concerning all Sales Data previously presented to Company for credit. Unless and until Merchant notifies Company to the contrary, the Merchant's books and records will be located at the EDS location in Westlake, Ohio. Merchant agrees to provide Company at least thirty
(30) days' prior written notice of any intended change to the basic nature of Merchant's business. Merchant shall also give Company prompt notice of any possible material adverse change to Merchant's business. Merchant agrees to provide Company with prompt written notice if Merchant or any of its parent, subsidiary or affiliated entities is the subject of any voluntary or involuntary bankruptcy or insolvency petition or proceeding.

        E. Entire Agreement. The Rules, Operating Procedures and all schedules and addenda attached to this Agreement are hereby made a part hereof for all purposes. This Agreement represents the entire understanding between Merchant and Company with respect to the matters contained herein. This Agreement shall prevail over the terms of the agreement governing the Account.

        F. Term; Termination. The original term of this Agreement shall commence with Company's acceptance hereof (as evidenced by an authorized signature hereon), and it shall continue for a period of three (3) years after the date on which Merchant's first Sales Data is presented to Company. Such term shall automatically renew for successive three-year periods at the end of the original and each renewal term, until terminated by either party by giving written notice of non-renewal to the other party at least sixty (60) days and no more than ninety (90) days before the expiration of the then current term. In the event Merchant submits Sales Data to Company after the date of termination for which Merchant has given notice, at the discretion of Company this Agreement will remain effective for the renewal term.

        Upon any lawful termination of the EDS Agreement, Merchant may terminate this Agreement prior to the expiration of the term hereof upon at least 60 days prior written notice and payment to Company of an amount equal to $40,000. In addition to its other rights hereunder, Company may terminate this Agreement at any time upon notice to Merchant as a result of any of the following events: (i) any noncompliance by Merchant with this Agreement, the Rules or the Operating Procedures which, provided there is no fraud involved, is not cured within thirty (30) days, (ii) any voluntary or involuntary bankruptcy or insolvency proceeding involving Merchant, its parent or an affiliated entity, (iii) Company deems Merchant to be financially insecure, or (iv) Merchant or any person owning or controlling Merchant's business is or becomes listed in the Combined Terminated Merchant File maintained by VISA and MasterCard.

        Upon any termination of this Agreement, the obligations, warranties, and liabilities of Merchant pertaining to Sales Data or credit memoranda presented (including without limitation Merchant's obligations as to subsequent chargebacks of such Sales Data, whether or not the amount of such subsequent chargebacks is liquidated as of the date of termination) shall survive such termination and shall continue in full force and effect as if such termination had not occurred. Upon notice of any termination of this Agreement, Company shall notify merchant of the estimated aggregate dollar amount of Merchant's chargebacks and other obligations and liabilities that Company reasonably anticipates subsequent to termination, and Merchant shall immediately deposit such amount with or provide a letter of credit to Company or Company may withhold such amounts from credits to Merchant. Company is authorized to hold such funds for a reasonable period not to exceed ten months after termination of this Agreement. Merchant shall have no rights to such funds until all of its obligations under this Agreement are satisfied and Company may receive out of such funds those amounts which are or become due to Company pursuant to this Agreement.

        G. Parties. This Agreement shall be binding on and inure to the benefit of the parties hereto. In providing services to Merchant, Company shall not be acting in the capacity of Merchant's agent, partner, or joint venturer, and shall act as an independent contractor. Merchant shall not assign this Agreement without Company's prior written consent, which consent shall not be unreasonably withheld.

        H. Governing Law; Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The non-prevailing party shall be liable for and indemnify the prevailing party for attorneys fees and expenses incurred by the prevailing party in the enforcement of the non-prevailing party's obligations hereunder.

        I. NOTICES. Unless otherwise expressly stated in this Agreement, all notices, reports, and other documents provided for in this Agreement shall be deemed to have been given or made when delivered in hand and a receipt granted or after being sent by United States mail, return receipt requested or certified mail, and addressed to such party at the address appearing herein below, or as changed through written notice to the other party.

        J. FORCE MAJEURE. Neither party shall be liable for delays in processing or other nonperformance caused by such events as fires, telecommunications or utility or power failures, equipment failures, labor strife, riots, war, nonperformance of Company vendors or suppliers, acts of God, or other causes over which the applicable party has no reasonable control.

        K. EFFECTIVENESS. This agreement shall not be effective until executed by both parties hereto.


EXECUTED this 12th day of September, 1994.


FIRST VIRTUAL HOLDINGS INCORPORATED            FIRST USA MERCHANT SERVICES, INC.

     First Virtual Holdings Incorporated
By:  /s/   Lee Stein                           By: /s/ Dennis Kraft
    ---------------------------------------        -----------------------------

Name:      Lee Stein                           Name:   Dennis Kraft
      -------------------------------------          ---------------------------

Title:     President                           Title:  SVP
       ------------------------------------           --------------------------

ADDRESS:                                       ADDRESS:

c/o William Bagley, Esq.                       2001 Bryan Tower, 10th Floor
Boyd Building                                  Dallas, Texas 75201
1720 Carey Avenue
P.O. Box 1436
Cheyenne, Wyoming 82003-1436

with a copy to:

Robert L. Kahan
Stein, Kahan & Rosenberg
1299 Ocean Avenue, 4th Floor
Santa Monica, California 90401

                     Domestic Interchange Rates

                                NEW
                               4/1/94

  INTERCHANGE           MASTERCARD              VISA
     LEVEL
---------------------------------------------------------------
   STANDARD            2.18% + $.10        2.00% + $.11
---------------------------------------------------------------
MERIT 1/TIIF I         1.60% + $.09        1.55% + $.05
   (3 Days)
---------------------------------------------------------------
MERIT 2/TIFF II        1.35% + $.09        1.35% + $.05
   (3 Days)
---------------------------------------------------------------
MERIT 3/PS 2000            1.30%           Credit 1.25%
   (2 Days)                              Debit 1.05% + $.03
---------------------------------------------------------------

  ASSESSMENTS               .09%     .069% (.084% after 4/1/94)


** All rates are subject to change from Visa and Mastercard.

                                 FIRST VIRTUAL
                      SCHEDULE "A" TO MERCHANGE AGREEMENT

                              Assumptions and Fees


Assumptions
-----------
1.      Average Transaction Size                           $6.00

2.      Merit 3/PS2000 Qualification %                        0%

3.      Chargeback %                                         .3%

4.      Voice Authorization %                                 0%


Fees
----
1.      Initiation and Service Fees
                Entrance Fee                                 -0-
                Monthly Service Fee                          -0-

2.      Transaction and Processing Fee
                Per Item Fee                               $.07
                Chargeback Fee
                   (if Chargeback exceeds
                   .3% of Total Volume)     $4.50/per Chargeback

3.      Authorization Fees
                Voice                                        N/A
                "950" Service                                N/A
                Long Distance/WATS                           N/A

4.      Interchange and Assessments    Pass-through Per Schedule

5.      T&E Transactions
                Discover                                     N/A
                American Express                             N/A
                Other Non First USA Settled Transactions     N/A

6.      Additional Reporting                 Quoted Individually

7.      Merchange Help Desk                                  N/A

8.      Terminal Support                                     N/A


                FIRST USA                    FIRST VIRTUAL

            /s/ LS   10/17/94          /s/ Illegible    10-12-94
            ------   --------          -------------    --------
             INT       DATE                 INT           DATE

                             AMENDMENT TO MERCHANT
                             CREDIT CARD AGREEMENT

        This Amendment to Merchant Credit Card Agreement ("Amendment") is effective as of September 19, 1995, between First USA Merchant Services, Inc. ("Company") and First Virtual Holdings Incorporated ("Merchant") and amends that certain Merchant Credit Card Agreement dated September 12, 1994 (the "Agreement"), between Company and Merchant. Capitalized terms herein not otherwise defined shall have the meaning set forth in the Agreement.

        NOW, THEREFORE, the Merchant and Company agree as follows:

        A. Notwithstanding paragraph 2C of the Agreement, Company shall not hold for ninety (90) days credits for Sales Data relating to the entities listed on Exhibit A hereto, provided that such entities shall have delivered to Company duly authorized and executed, valid and enforceable guarantees from each of such entities in the form of the Corporate Guaranty and Bank Debit Authorization form attached herein. Company will credit the Account via ACH with the Net Settlement derived from such Sales Data within three (3) business days after Company's initial receipt of credit for the Sales Data.

        B. Company upon receipt of written approval from President of Merchant may, from time to time, add to the list of entities set forth on Exhibit A by providing written notice duly executed by a senior vice president or higher-level officer of Company to the Merchant. In the event any of the entities on Exhibit A experience a material adverse change to their business, assets or prospects, then Company may remove such entity from Exhibit A and require that the Sales Data relative to such entity be held in accordance with the terms of the original Agreement.

        C. Any chargebacks relating to the Sales Data of the entities listed on Exhibit A shall be paid first by Company's initiating a debit to the bank account of the entity listed on Exhibit A to which the chargeback refers. If such a debit is returned unpaid by the entity's bank, First USA then shall decrease Merchant's credit for Sales Data to obtain other payment from Merchant, as provided in the Agreement.

        D. Checking account information from each entity seeking to be listed in Schedule A and the appropriate documentation to permit as ACH withdrawal from such checking accounts shall be provided by the entity seeking to be listed in Schedule A on the Corporate Guaranty and Bank Debit Authorization form or by such other form reasonably acceptable by Company.

        E. Except as amended above, the Agreement shall continue in full force and effect in accordance with the provisions thereof of the date hereof. Specifically, but without limiting the foregoing, nothing in this Amendment shall be construed to limit Company's ability to hold the funds of Merchant or of the entities on Exhibit A or otherwise set out in the Agreement or construed to limit or alter Merchant's primary liability for payment of chargebacks and other liabilities under the Agreement.

        F. The "Corporate Guaranty and Bank Debit Authorization" form attached hereto shall not be modified without the prior written consent of First Virtual Holdings Incorporated.

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective officers.

FIRST VIRTUAL HOLDINGS INCORPORATED         FIRST USA MERCHANT SERVICES, INC.
By:  /s/ Lee H. Stein                       By:  /s/ Elena Anderson
   ---------------------------                 ----------------------------
Title: President                            Title: SVP

                          SECOND AMENDMENT TO MERCHANT
                              CREDIT CARD AGREEMENT

        WHEREAS, First USA Merchant Services, Inc. ("Company") and First Virtual Holdings Incorporated ("Merchant") are parties to that certain Merchant Credit Card Agreement dated September 12, 1994 (the "Agreement"), as previously amended; and

        WHEREAS, the parties desire to amend certain of the terms of the Agreement;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, Merchant and Company agree, effective as of August 31, 1996, as follows:

        1. The following paragraph, which constitutes Section 1.C. of the Agreement, is hereby deleted in its entirety:

                "Merchant agrees that throughout the term of this Agreement it will not use the services of any bank, corporation, entity or person other than Company (i) for presentation of Sales Data (as defined below) or other Card items into the interbank clearing systems operated by MasterCard, Visa and other credit card associations for which Company provides processing services or (ii) for obtaining Card transaction authorizations. This provision does not prohibit Merchant, during the term hereof, from entering into agreements with other entities for comparable or competitive services which may be utilized effective upon the expiration or termination of this Agreement."

        2. The following sentence in Section 2.B. of the Agreement is hereby deleted in its entirety:

                "Notwithstanding the above, the Company acknowledges that Merchant has entered into an agreement executed on or about the date hereof with Electronic Data Systems Corporation (the "EDS Agreement") and the services contemplated by such agreement are outside the scope of this exclusive clause."

        3. The second sentence of Section 2.C. of the Agreement is hereby deleted and replaced with the following:

                "Merchant will be solely responsible for all communication expenses required to accomplish the transmission of Sales Data."

        4. The following phrase in Section 4.C. of the Agreement is deleted:

                "Other than in connection with the EDS Agreement or other comparable service provider,"

        5. The first sentence of the first paragraph of Section 4.F. of the Agreement is hereby deleted and replaced with the following:

                "The original term of this Agreement shall commence with Company's acceptance hereof (as evidenced by an authorized signature hereon) and it shall continue through December 31, 1999."

        6. The following sentence in the second paragraph of Section 4.F. of the Agreement is hereby deleted in its entirety:

                "Upon any unlawful termination of the EDS Agreement, Merchant may terminate this Agreement prior to the expiration of the term hereof upon at least 60 days prior written notice and payment to Company of an amount equal to $40,000."

        7. SCHEDULE A and EXHIBIT B to the original Agreement are hereby deleted in their entirety. In the event that Merchant processes 500,000 or more credit card transactions through Company in any 12 month period and the average transaction size equals or exceeds $2.00, then the pricing set forth on SCHEDULE B hereto shall apply to such transactions. If the above two minimum requirements are not met, then Merchant shall be subject to the pricing set forth in SCHEDULE A hereto. The Company shall charge the Merchant based on SCHEDULE B. Twelve months after the Company first begins processing transactions through Company, Company shall audit the credit card transactions processed by the Merchant and if the audit determines that the Merchant has not satisfied the two minimum requirements stated in this section, the Merchant shall pay the Company the difference between what it paid under SCHEDULE B and what it should have paid under SCHEDULE A within thirty days of receiving such audit report in writing. There shall be no Interest on said underpayment. Unless agreed otherwise in writing, the same procedure shall be used in each subsequent twelve month period.

        8. Except as modified hereby, the terms and conditions of the Agreement shall continue in full force and effect; provided, however, that if any term or condition herein conflicts with or is inconsistent with any term or condition of the Agreement, such term or condition herein shall prevail.

        9. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.


        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective officers.

FIRST VIRTUAL HOLDINGS INCORPORATED         FIRST USA MERCHANT SERVICES, INC.
By:  /s/ Lee H. Stein                       By:  /s/ Phil Taken
   ---------------------------                 ----------------------------
Title: President                            Title: Senior VP & Gen. Counsel

                        FIRST USA MERCHANT SERVICES,INC.
                   CREDIT CARD PROCESSING SERVICES AGREEMENT
                          SCHEDULE A - PHASE I PRICING

                  MERCHANT NAME: First Virtual Holdings, Inc.
                   MERCHANT AGREEMENT CONTRACT NUMBER: 707133



PROCESSING FEES
---------------
Per electronic authorization directly through Company                           $ .10
Per electronic settlement directly through Company
  (fee applies separately to each sale and each credit)                           .10
Per Voice Authorization                                                           .65
Per Voice AVS (Address Verification Service) Authorization                        .90
Per Audio Response Unit Authorization                                             .50
Per JCB CHARGEBACK Processed/Represented                                         7.50
Per ACH (Automated Clearing House) Funds Transfer                                2.50
Monthly Maintenance - Dedicated Data Communication Link via T-1
  line between Dallas and Salem, in lieu of Leased Line                 $500.00/month
Special Reporting                                                    Per then current
                                                                 price list available
Postage, Supplies, Equipment & Other Services                         Charged as used
Other Communication Services                                      Quoted as Requested
JCB CARD FEEs                                                                    2.00%
VISA and MasterCard Interchange, assessments
   and other fees                                                Pass-through at cost
Per VISA or MasterCard chargeback received
   and represented                                                              $5.00

If on any business day, MERCHANT's NET PROCEEDS are negative, any such amounts shall be collected from MERCHANT's designed bank account via ACH.



NEGATIVE BALANCE
----------------

MERCHANT shall be charged a fee against NET PROCEEDS after the number of Negative Balances for a calendar month has exceeded two occurrences based on the following schedule.


NEGATIVE BALANCE Amount                 FEE PER OCCURRENCE
-----------------------                 ------------------
$0 - $300.00                                  $25.00
$301.00 - $700.00                             $50.00
$701.00 - $1,000.00                           $75.00
$1,001.00 - $5,000.00                        $100.00
$5,001.00 - $10,000.00                       $200.00
$10,001.00 +                                 $300.00


                       FIRST USA MERCHANT SERVICES, INC.
                   CREDIT CARD PROCESSING SERVICES AGREEMENT
                          SCHEDULE B--PHASE II PRICING

                  MERCHANT NAME: First Virtual Holdings, Inc.
                   MERCHANT AGREEMENT CONTRACT NUMBER: 707133

PROCESSING FEES
---------------

      VISA, MasterCard and American Express
        Per electronic authorization directly through Company                                 $ .04
        Per electronic settlement direct through Company (fee applies
          separately to each sale and each credit)                                              .06
      Per other (i.e.: Diners, Discover, JCB, etc.) electronic authorization directly
        through Company                                                                         .10
      Per other (i.e.: Diners, Discover, JCB, etc.) electronic settlement directly
        through Company                                                                         .10
      Per Voice Authorization                                                                   .65
      Per Voice AVS (Address Verification Service) Authorization                                .90
      Per Audio Response Unit Authorization                                                     .50
      Per JCB CHARGEBACK Processed/Represented                                                 7.50
      Per ACH (Automated Clearing House) Funds Transfer                                        2.50
      Monthly Maintenance--Dedicated Data Communication Link via T-1 line
        between Dallas and Salem, in lieu of Leased Line                              $500.00/month
      Special Reporting                                       Per then current price list available
      Postage, Supplies, Equipment & Other Services                                 Charged as used
      Other Communication Services                                              Quoted as Requested
      JCB CARD FEEs                                                                           2.00%
      VISA and MasterCard Interchange, assessments and other fees              Pass-through at cost
      Per VISA or MasterCard chargeback received and represented                              $5.00


      If on any business day, MERCHANT's NET PROCEEDS are negative, any such amounts shall be collected from MERCHANT's designated bank account via ACH.


NEGATIVE BALANCE
----------------
      MERCHANT shall be charged a fee against NET PROCEEDS after the number of Negative Balances for a calendar month has exceeded two occurrences based on the following schedule.


      NEGATIVE BALANCE AMOUNT                                                    FEE PER OCCURRENCE
      $0 - $300.00                                                                      $25.00
      $301.00 - $700.00                                                                 $50.00
      $701.00 - $1,000.00                                                               $75.00
      $1,001.00 - $5,000.00                                                            $100.00
      $5,001.00 - $10,000.00                                                           $200.00
      $10,001.00 +                                                                     $300.00

                                                                      EXHIBIT B




First USA, Inc.            Dennis P. Kraft
Post Office Box 650370     Senior Vice President
Dallas, TX 5265-0370       Agent Bank/Direct Merchant Sales
Tel (214) 746-8365





                                                              FIRST USA




October 11, 1994



Lee H. Stein
Chief Executive Officer
First Virtual Holdings, Inc.
Facsimile No. (619) 759-0501



Dear Lee,


I wanted to respond to your request for written confirmation of the First USA proposal as it relates to interchange and assessments from Visa and MasterCard. As you know, it is our proposal to pass through these expenses directly to First Virtual at the rates outlined in the attachment to the contract.

It is our understanding that the Visa/MasterCard transactions generated by First Virtual and EDS will generally qualify for TIIF 1 and Merit I, respectively, as the rules for interchange exist today. It is important to note that each transaction needs to qualify on its own merit based on the requirements of the associations as to message content and timing. These requirements as well as the rules from Visa and MasterCard are subject to change.

Lee, I will be in contact soon to confirm receipt of this letter. Please let me know if there are any other questions or if you need any further clarification.


Sincerely,

/s/ Dennis Kraft

Dennis Kraft
Senior Vice President